UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 26, 2020

IMMUNOMEDICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-12104	61-1009366
(State or other jurisdiction of incorporation)	(Commission File Number	(IRS Employer Identification No.)

300 The American Road Morris Plains, New Jersey	07950
(Address of Principal Executive Offices)	(Zip Code)

(973) 605-8200
Registrant’s telephone number, including area code

(Former name or former address if changed since last report,)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	IMMU	Nasdaq Stock Market LLC

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Robert Azelby as a Director of the Company

On February 26, 2020, upon recommendation of the Governance and Nominating Committee of the Board of Directors (the “Board”) of Immunomedics, Inc. (the “Company”), the Board appointed Robert Azelby to serve as a director of the Company, effective immediately.

Mr Azelby, age 52, was most recently the President and Chief Executive Officer of Alder BioPharmaceutials, Inc. from June 2018 to November 2019. From November 2015 to May 2018, Mr. Azelby served as Executive Vice President, Chief Commercial Officer of Juno Therapeutics, Inc. From June 2012 to October 2015, Mr. Azelby served as Vice President and General Manager, Oncology at Amgen Inc. From October 2010 to May 2012, he served as Amgen’s Vice President, Amgen Oncology Sales. Prior to that, he served in various positions at Amgen, including periods as Vice President, Commercial Effectiveness Unit and General Manager of Amgen Netherlands. Mr. Azelby currently serves on the board of directors of Clovis Oncology, Inc. Mr. Azelby holds a B.A. in Economics and Religious Studies from the University of Virginia and an M.B.A. from Harvard Business School.

Mr. Azelby contributes important industry, financial and executive-level experience to the Board. In particular, the Board believes Mr. Azelby’s extensive commercial experience in the life sciences industry make him well qualified to serve as a member of the Board.

In connection with his service as non-employee director, Mr Azelby will receive compensation in accordance with the Company’s compensation practices for non-employee directors described in the Company’s definitive proxy statement for the its 2019 annual meeting of stockholders, filed with the United States Securities and Exchange Commission on April 30, 2019, under the caption “Director Compensation.”

There are no family relationships between Mr Azelby and any of the Company’s directors or executive officers and there are no arrangements or understandings between Mr Azelby and any other persons pursuant to which he was selected as a director of the Company. There have been no transactions since the beginning of the Company’s last fiscal year, and there are no currently proposed transactions, in which the Company was or is to be a participant and in which Mr Azelby or any member of his immediate family had or will have any interest, that are required to be reported under Item 404(a) of Regulation S-K.

Item 8.01.	Other Events

On February 27, 2020, the Company issued a press release announcing Mr . Azelby’s appointment to the Board. The full text of the press release is filed as Exhibit 99.1 to the Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Exhibit

99.1	Press Release of Immunomedics, Inc., dated February 27, 2020

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2020	By:	/s/ Usama Malik
Name: Usama Malik
Title: Chief Financial Officer